EXHIBIT 23.01
               CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Biomet, Inc. on Form S-4 of our report dated July 1, 1994, on our audits of the consolidated financial statements and financial statement schedules of Biomet, Inc. and subsidiaries as of May 31, 1994 and 1993, and for the years ended May 31, 1994, 1993 and 1992, which report is included in Biomet's 1994 Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."



                                   COOPERS & LYBRAND L.L.P.



South Bend, Indiana
September 7, 1994